UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — June 19, 2006
BROADWING CORPORATION
(Exact name of registrant as specified in its charter)

52-2041343
DELAWARE	0-30989	(I.R.S. Employer of
(State or other jurisdiction)	(Commission File Number)	Incorporation Identification No.)
1122 Capital of Texas Highway
Austin, Texas 78746
(Address of principal executive offices)
Registrant’s telephone number, including area code: (512) 742-3700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On June 19, 2006, the board of directors of Broadwing Corporation (the “Company”) approved certain amendments to the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”), effective as of the date of adoption by the board of directors. A description of the material terms of the Stock Purchase Plan and a copy of the Stock Purchase Plan (as Exhibit 10.4) were included in the Company’s registration statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on May 4, 2000 and such disclosure is incorporated herein by reference. The amendments to the Stock Purchase Plan increased the available number of shares for issuance under the Stock Purchase Plan by 2,500,000, removed the annual limitation on the number of shares available for issuance under the Stock Purchase Plan, and made other administrative and conforming changes. The Company will seek stockholder approval of the amendments at the next annual stockholder meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADWING CORPORATION
By:	/s/ Lynn D. Anderson
Co-Chief Executive Officer, Senior Vice
President and Chief Financial Officer

Date: June 23, 2006

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